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Exhibit 23.3

CONSENT OF GARDERE WYNNE SEWELL LLP

        We consent to the reference to our firm under the caption "Risk Factors" in the Registration Statement on Form S-1 of Vantage Energy Services, Inc.

/s/ GARDERE WYNNE SEWELL LLP

Houston, Texas
February 8, 2007

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CONSENT OF GARDERE WYNNE SEWELL LLP